Exhibit 10.2

DIVIDEND AND DISTRIBUTION REINVESTMENT AGREEMENT

This DIVIDEND AND DISTRIBUTION REINVESTMENT AGREEMENT (this “Agreement”), dated as of February 22, 2022, is entered into by and among Altus Midstream Company, a Delaware corporation (the “Corporation”), Altus Midstream LP, a Delaware limited partnership (the “Partnership”), APA Corporation, a Delaware corporation (“APA Corporation”), Apache Midstream LLC, a Delaware limited liability company (“Apache Midstream”), Buzzard Midstream LLC, a Delaware limited liability company and controlled affiliate of ISQ Global Infrastructure Fund II L.P. (“ISQ”), BCP Raptor Aggregator, LP, a Delaware limited partnership and controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (“BX Aggregator”), BX Permian Pipeline Aggregator LP, a Delaware limited partnership and controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (“BX Permian”), New BCP Raptor Holdco, LLC, a Delaware limited liability company (“New Raptor”), certain other individuals that are signatories hereto (collectively, “Management”) and each other Person (as hereinafter defined) who later becomes party to this Agreement in accordance with the terms hereof. Each of APA Corporation, Apache Midstream, ISQ, BX Aggregator, BX Permian, New Raptor, Management and each other Person who later becomes party to this Agreement in accordance with the terms hereof are sometimes referred to herein individually as a “Holder” and collectively as the “Holders.” Each of the Corporation, the Partnership, and the Holders are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, in connection with the transactions contemplated by that certain Contribution Agreement, dated as of October 21, 2021, by and among the Corporation, the Partnership, New Raptor and, solely for purposes set forth therein, BCP Raptor Holdco, LP, a Delaware limited partnership (“Raptor” and such agreement, the “Contribution Agreement”), the Corporation, APA Corporation, Apache Midstream, BX Aggregator, BX Permian, ISQ, New Raptor and, solely for purposes set forth therein, Raptor entered into that certain Amended and Restated Stockholders Agreement, dated as of October 21, 2021 (the “Stockholders Agreement”), which sets forth certain understandings among the parties thereto to be effective following the closing of the transactions contemplated by the Contribution Agreement (the “Closing”);

WHEREAS, pursuant to Section 23 of the Stockholders Agreement, the parties to the Stockholders Agreement agreed to negotiate and enter into definitive documentation related to (a) the reinvestment of certain cash dividends from the Corporation and certain cash distributions from the Partnership received by the Holders after the date hereof; and (b) a dividend reinvestment plan to be made available to other stockholders of the Corporation after the date hereof; and

WHEREAS, the Parties desire to enter into this Agreement to establish certain rights and obligations of the Parties with respect to the foregoing.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the Parties hereby agree as follows:

Section 1. Definitions; Interpretation.

(a) Definitions. As used herein, the following terms shall have the following respective meanings:

“Agreement” has the meaning set forth in the Preamble.

“APA Corporation” has the meaning set forth in the Preamble.

“Apache Midstream” has the meaning set forth in the Preamble.

“Beneficially Own” means, with respect to any security, (a) voting power, which includes the power to vote, or to direct the voting of, such security or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security.

“Board” means the board of directors of the Corporation.

“BX Aggregator” has the meaning set forth in the Preamble.

“BX Permian” has the meaning set forth in the Preamble.

“Change of Control” has the meaning given to such term in the Stockholders Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Corporation.

“Class C Common Stock” means the Class C common stock, par value $0.0001 per share, of the Corporation.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” has the meaning given to such term in the LPA.

“Contribution Agreement” has the meaning set forth in the Recitals.

“Corporation” has the meaning set forth in the Preamble.

“DRIP” has the meaning set forth in Section 2(c).

“DRIP Shares” has the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” has the meaning set forth in the Preamble.

“ISQ” has the meaning set forth in the Preamble.

“Joinder Agreement” has the meaning set forth in Section 3(b).

“LPA” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 21, 2021.

“Management” has the meaning set forth in the Preamble.

“National Securities Exchange” means the principal national securities exchange on which the Class A Common Stock is then listed for trading.

“New Raptor” has the meaning set forth in the Preamble.

“Partnership” has the meaning set forth in the Preamble.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Payment Date” means, (a) with respect to any dividend on shares of Class A Common Stock, the date on which such dividend is paid to holders of Class A Common Stock and (b) with respect to any distribution on Common Units, the date on which such distribution is made to the holders of Common Units.

“Permitted Transferee” has the meaning given to such term in the Stockholders Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Raptor” has the meaning set forth in the Recitals.

“Registration” means a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” means all expenses of a Registration, including, without limitation, the following: (a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any securities exchange on which the Class A Common Stock is then listed); (b) fees and expenses of compliance with securities or blue sky laws; (c) printing, messenger, telephone and delivery expenses; (d) reasonable fees and disbursements of counsel for the Corporation; and (e) reasonable fees and disbursements of all independent registered public accountants of the Corporation incurred specifically in connection with such Registration (including the expenses of any special audit and “comfort letters” required by or incident to such performance).

“Registration Rights Agreement” means that certain Second Amended and Restated Registration Rights Agreement, dated as of October 21, 2021, by and among the Corporation, Apache Midstream, ISQ, BX Aggregator, BX Permian, New Raptor and the other Persons party thereto.

“Registration Statement” means any registration statement that covers the Reinvestment Shares pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Reinvestment Corporate Dividend” means, with respect to each Holder, the Reinvestment Percentage of any cash dividend of the Corporation payable to such Holder during the Reinvestment Period in respect of shares of Class A Common Stock held by such Holder that constitute Subject Securities, including, for the avoidance of doubt, dividends declared in respect of the quarter ending December 31, 2023.

“Reinvestment Partnership Distribution” means, with respect to each Holder, the Reinvestment Percentage of any cash distribution of the Partnership payable to such Holder during the Reinvestment Period in respect of the Common Units held by such Holder that constitute Subject Securities, including, for the avoidance of doubt, distributions declared in respect of the quarter ending December 31, 2023.

“Reinvestment Percentage” means 20% or such higher percentage as may be determined by written resolution of the audit committee of the Board as provided in Section 2(a)(iii). The Reinvestment Percentage shall at all times be the same for every Holder.

“Reinvestment Period” means the period commencing on the date hereof and terminating on the earliest of (a) March 31, 2024, (b) the date the Reinvestment Corporate Dividend and the Reinvestment Partnership Distribution are paid in respect of the quarter ending December 31, 2023 and (c) such other date determined by written resolution of the audit committee of the Board.

“Reinvestment Price” means, with respect to any Reinvestment Share or DRIP Share, as applicable, a dollar amount per Reinvestment Share or DRIP Share, as applicable, equal to 97% of the volume-weighted average price per share of Class A Common Stock on the National Securities Exchange or automated or electronic quotation system on which shares of Class A Common Stock are then listed or admitted to trading, as reported by Bloomberg L.P., or its successor, for the five Trading Days immediately preceding, but excluding, the applicable Payment Date.

“Reinvestment Shares” has the meaning set forth in Section 2(a)(i).

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” has the meaning set forth in the Recitals.

“Subject Securities” means (a) shares of Class A Common Stock and Common Units Beneficially Owned by Holders immediately prior to or following the Closing, (b) shares of Class A Common Stock and Common Units Beneficially Owned by a Permitted Transferee to whom any such shares of Class A Common Stock or Common Units set forth in the foregoing clause (a) are transferred, and (c) shares of Class A Common Stock that may be received at a later date upon the redemption or exchange of any Common Units and shares of Class C Common Stock covered by clauses (a) or (b), but excluding any Reinvestment Shares and any shares of Class A Common Stock underlying warrants exercisable therefor.

“Tax Advance” has the meaning given to such term in the LPA.

“Tax Advance Date” has the meaning given to such term in the LPA.

“Tax Advance Related Amount” means, with respect to any cash distribution of the Partnership payable to any Holder during the Reinvestment Period, an amount, determined by the general partner of the Partnership, equal to the lesser of (a) the dollar amount of such distribution and (b) the dollar amount of the Tax Advance that would be payable to such Holder under Section 4.01(d)(ii) of the LPA as of the date on which such cash distribution is made, assuming, solely for purposes of this definition, that (i) the amount of such Tax Advance is required to be determined as of such date rather than on the applicable Tax Advance Date, and (ii) the amount of the Tax Advance is calculated assuming the amounts reinvested pursuant to this Agreement during the portion of the Reinvestment Period prior to the date of such distribution and the Reinvestment Partnership Distribution for the current portion of the Reinvestment Period (calculated without regard to Section 2(b)) are excluded from cumulative cash distributions.

“Trading Day” means a day on which the National Securities Exchange or automated or electronic quotation system on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless trading shall have been suspended for the entire day).

“Transfer” has the meaning given to such term in the Stockholders Agreement.

Any capitalized term used in any Section of this Agreement that is not defined in this Section 1(a) shall have the meaning ascribed to it in such other Section or as otherwise defined herein.

(b) Rules of Construction. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit, or aid in the construction of any term or provision hereof. The Parties recognize that this Agreement is the product of the joint efforts of the Parties. It is the intention of the Parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the Parties are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. Further, unless the context requires otherwise:

(i) terms defined in Section 1(a) or elsewhere in this Agreement have the meanings assigned to them in that Section for purposes of this Agreement;

(ii) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter;

(iii) references to Sections (other than in connection with laws) refer to Sections, respectively, of this Agreement unless otherwise indicated by the context thereof;

(iv) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Section;

(v) “include,” “includes,” and “including” mean “include, without limitation,” “includes, without limitation,” and “including, without limitation,” respectively;

(vi) terms defined herein include the plural as well as the singular;

(vii) “or” is not exclusive;

(viii) all references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided;

(ix) if a provision or defined term is incorporated into this Agreement by referencing another contract and such contract is terminated, such termination shall have no effect on such provision or defined term as used in this Agreement; and

(x) the serial comma is sometimes included and sometimes omitted. Its inclusion or omission shall not affect the interpretation of any phrase.

Section 2. Dividend and Distribution Reinvestment.

(a) Mandatory Reinvestment.

(i) During the Reinvestment Period, each Holder agrees that, (x) in lieu of such Holder’s receipt of any Reinvestment Corporate Dividend or Reinvestment Partnership Distribution, as applicable, and (y) for the convenience of not taking each of the actions described in Section 2(d), the amount of any (A) Reinvestment Corporate Dividend such Holder is entitled to receive shall be automatically and immediately reinvested on behalf of such Holder in the Corporation in exchange for a number of newly-issued shares of Class A Common Stock (“Reinvestment Shares”) determined by dividing (1) the total dollar amount of such Reinvestment Corporate Dividend by (2) the applicable Reinvestment Price, and, immediately thereafter, such amount shall be automatically contributed on behalf of the Corporation to the Partnership in exchange for a number of Common Units equal to the number of Reinvestment Shares issued to such Holder, and (B) Reinvestment Partnership Distribution such Holder is entitled to receive shall be automatically and immediately invested on behalf of such Holder in the Corporation in exchange for a number of Reinvestment Shares determined by dividing (1) the total dollar amount of such Reinvestment Partnership Distribution by (2) the applicable Reinvestment Price, and, immediately thereafter, such amount shall be automatically contributed on behalf of the Corporation to the Partnership in exchange for a number of Common Units equal to the number of Reinvestment Shares issued to such Holder.

(ii) Reinvestment Shares shall be issued by the Corporation to the Holder entitled thereto effective as of the date that the Reinvestment Corporate Dividend or Reinvestment Partnership Distribution, as applicable, is reinvested. Reinvestment Shares will, when issued, be validly issued, fully paid, and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Corporation’s certificate of incorporation and bylaws or under the laws of the State of Delaware. The Corporation shall reserve for issuance a sufficient number of authorized but unissued shares of Class A Common Stock to allow it to discharge its obligations under this Agreement. The Corporation or Partnership, as applicable, may reduce the amount of the Reinvestment Corporate Dividend or Reinvestment Partnership Distribution, as applicable (and increase the corresponding cash dividend or distribution, as applicable) for Holders in lieu of the issuance of any fractional Reinvestment Share. Unless otherwise determined by the Board, all Reinvestment Shares shall be uncertificated and shall be issued in book entry form. For the avoidance of doubt, no Reinvestment Shares issued to a Holder hereunder shall be Subject Securities subject to the mandatory reinvestment obligations set forth in Section 2(a)(i).

(iii) At any time during the Reinvestment Period, taking into account the recommendation of management of the Corporation, if any, the audit committee of the Board is authorized to, and, if so authorized by the audit committee of the Board, the Corporation shall and shall cause the Partnership to, increase the Reinvestment Percentage to up to 100% or decrease the Reinvestment Percentage to not less than 20%, in each case, by such amount specified by the audit committee of the Board by written resolution; provided, that (A) the Corporation shall provide written notice to each Holder following any increase or decrease to the Reinvestment Percentage, and (B) the Reinvestment Percentage shall not be increased or decreased for any Reinvestment Corporate Dividend or Reinvestment Partnership Distribution previously declared.

(iv) The audit committee of the Board shall adopt resolutions compliant with Rule 16b-3(d)(1) promulgated under the Exchange Act for each Holder to exempt the Reinvestment Shares from Section 16(b) of the Exchange Act.

(b) Tax Distributions and Tax Advance Related Amounts. Notwithstanding anything to the contrary in this Agreement, cash distributions of the Partnership payable to any Holder (i) pursuant to Section 4.01(d)(i) of the LPA or (ii) that are Tax Advance Related Amounts, in each case, shall be deemed not to be Reinvestment Partnership Distributions subject to the mandatory reinvestment obligations set forth in Section 2(a)(ii).

(c) Public Dividend Reinvestment Plan. After the date hereof, the Corporation shall take all commercially reasonable actions necessary to establish a dividend reinvestment plan (the “DRIP”) that allows each holder of Class A Common Stock (other than the Holders) the option to reinvest all or a portion of the cash dividends of the Corporation in respect of shares of Class A Common Stock to which they are entitled during the Reinvestment Period in shares of Class A Common Stock at the applicable Reinvestment Price (“DRIP Shares”). The DRIP shall be established and administered by the Corporation on such terms as may be determined by the Board in its discretion.

(d) Tax Treatment. The Parties acknowledge and agree, for U.S. federal and applicable state and local income tax purposes, that (i) on the date a Reinvestment Corporate Dividend or Reinvestment Partnership Distribution, as applicable, is paid, each Holder will be treated as (A) having received a distribution of cash from the Corporation or the Partnership, as applicable, in an amount equal to the amount of such Reinvestment Corporate Dividend or

Reinvestment Partnership Distribution, as applicable, and (B) immediately thereafter contributing an amount of cash equal to the amount of such Reinvestment Corporate Dividend or Reinvestment Partnership Distribution, as applicable, to the Corporation in exchange for Reinvestment Shares, and (ii) immediately following the deemed distribution and contribution of the Reinvestment Corporate Dividend or Reinvestment Partnership Distribution, as applicable, as described in clause (i), the Corporation will be deemed to contribute such cash to the Partnership in exchange for a number of Common Units equal to the aggregate number of Reinvestment Shares issued to the Holders.

Section 3. Transfer Restrictions.

(a) Each of the Parties acknowledges and agrees that nothing contained in this Agreement is intended to amend or otherwise modify the terms and conditions of the Stockholders Agreement, including the restrictions on Transfers of Subject Securities contained therein.

(b) Notwithstanding the foregoing Section 3(a), no Holder may Transfer Subject Securities to a Permitted Transferee unless and until (i) such Permitted Transferee has agreed in writing to be bound by this Agreement by execution of a Joinder Agreement in the form attached hereto as Exhibit A (“Joinder Agreement”) (which such execution shall be deemed, for all purposes, to be the execution of this Agreement), with such Permitted Transferee being deemed to be a Party for purposes of this Agreement, and (ii) the Corporation is provided with an executed copy of the Joinder Agreement. For the avoidance of doubt, a Joinder Agreement shall not be required of, and this Agreement shall not apply to, a transferee of Subject Securities other than a Permitted Transferee.

Section 4. Registration. The Corporation shall, within sixty (60) days of the date hereof, file a Registration Statement under the Securities Act to register the issuance of the Reinvestment Shares and the DRIP Shares under the Securities Act. The Registration Statement filed with the Commission pursuant to this Section 4 shall be on Form S-3 or similar short form registration statement that may be available at such time in connection with a dividend reinvestment plan. If the Registration Statement is not automatically effective on filing, the Corporation shall use commercially reasonable efforts to case such Registration Statement to become effective as soon as reasonably practicable after the filing thereof under the Securities Act. Once the Registration Statement is effective, the Corporation shall use commercially reasonable efforts to cause such Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, to register the issuance of the Reinvestment Shares and the DRIP Shares. The Corporation shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to this Section 4.

Section 5. Duration of Agreement. This Agreement shall terminate automatically as to an individual Holder (a) upon the written agreement of each of the Parties, (b) upon a Change of Control or (c) upon the earlier of (i) the first day following expiration of the Reinvestment Period and (ii) when the Stockholders Agreement has terminated as to such Holder (other than Section 20 thereof). This Agreement shall terminate automatically as to the Corporation and the Partnership when this Agreement has terminated as to all Holders.

Section 6. Governing Law.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

(b) The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, over any dispute between the Parties arising out of this Agreement, and the Parties irrevocably agree that all such claims in respect of such dispute shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any such dispute arising out of this Agreement brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Parties agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Should any term or provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other terms or provisions of this Agreement, which other terms and provisions shall remain in full force and effect and the application of such invalid or unenforceable term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that this Agreement shall be valid and enforceable as so modified.

(d) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 7. Stock Dividends, Etc. The provisions of this Agreement shall apply to any and all Subject Securities and to any and all shares of capital stock or other equity of the Corporation or the Partnership or any successor or assignee of the Corporation or the Partnership (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Subject Securities, by reason of any stock dividend, split, or reverse split, combination, recapitalization, reclassification, merger, consolidation, or otherwise, other than in connection with or as a result of a Change of Control, in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties, and obligations hereunder shall continue with respect to the capital stock or other equity of the Corporation or the Partnership, as applicable, as so changed.

Section 8. No Third-Party Benefit. This Agreement (a) is for the sole benefit of the Parties hereto and (b) is not intended to benefit any other Person. No Person that is not a Party to this Agreement may enforce any part of this Agreement.

Section 9. Amendments.

(a) This Agreement may not be amended except by an instrument in writing signed by or on behalf of all Parties.

(b) If a provision or a defined term incorporated by reference into this Agreement is amended, supplemented, or modified in the agreement from which such provision or defined term is incorporated, such amendment, supplement, or modification shall have no effect on such provision or defined term as used in this Agreement unless such amendment, supplement, or modification is approved as provided in this Section 9.

Section 10. Assignment.

(a) Except as expressly required by Section 3(b) in connection with a Transfer by a Stockholder to a Permitted Transferee who executes a Joinder Agreement, no Party shall assign the rights and obligations contained in this Agreement without the prior written consent of each other Person then-party to this Agreement, and any such action without the required consent shall be void ab initio.

(b) This Agreement shall bind and inure to the benefit of the Parties and any permitted successors or assigns to the original Parties to this Agreement, but such assignment shall not relieve any Party of any obligations hereunder.

Section 11. Notices.

Any notice, designation, demand, request, including a request for consent under this Agreement, and other communication required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) delivered by prepaid overnight courier service or (d) delivered by confirmed facsimile transmission or electronic mail to a Party at the following addresses (or at such other addresses as shall be specified by a Party by similar notice):

In the case of notice to APA Corporation or Apache Midstream, to:

Apache Midstream LLC

One Post Oak Central, 2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attention: Ben C. Rodgers

With copies to (which copies shall not constitute notice):

Apache Legal

2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attention: General Counsel

and

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Jason Jean

In the case of notice to BX Aggregator or BX Permian, to:

Blackstone Management Partners L.L.C.

345 Park Avenue

New York, NY 10154

Attention: David Foley

With a copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street

Houston, Texas 77002

Attention: Keith Fullenweider; Douglas E. McWilliams

In the case of notice to ISQ, to:

Buzzard Midstream LLC

c/o I Squared Capital Advisors (US) LLC

600 Brickell Avenue, Penthouse

Miami, FL 33131

With copies to (which copies shall not constitute notice):

I Squared Capital Advisors (US) LLC

600 Brickell Avenue, Penthouse

Miami, FL 33131

and

I Squared Capital Advisors (US) LLC

600 Brickell Avenue, Penthouse

Miami, FL 33131

and

Sidley Austin LLP

1000 Louisiana, Suite 5900

Houston, TX 77002

Attention: Glenn L. Pinkerton; Atman Shukla

In the case of notice to the Corporation, the Partnership or New Raptor, to:

New BCP Raptor Holdco, LLC

2700 Post Oak Blvd, Suite 300

Houston, TX 77056

Attention: Todd Carpenter

With copies to (which copies shall not constitute notice):

Blackstone Management Partners L.L.C.

345 Park Avenue

New York, NY 10154

Attention: David Foley

and

Vinson & Elkins L.L.P.

1001 Fannin Street

Houston, Texas 77002

Attention: Keith Fullenweider; Douglas E. McWilliams

In the case of notice to Management, to the notice information set forth on the signature pages hereto.

Notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five (5) days after deposit in the mail or the date of delivery as shown by the return receipt therefor, (iii) if sent by facsimile transmission, when confirmation of transmission is received or (iv) if sent by electronic mail, when confirmation is received. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 12. Waiver. No waiver by any Party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as specifically set forth in this Agreement, no failure by a Party hereto to exercise, or delay in exercising, any right, remedy, power or privilege hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 13. Entire Agreement. This Agreement, the Contribution Agreement, the Registration Rights Agreement and the Stockholders Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings between the Parties, other than those expressly set forth or referred to herein or therein.

Section 14. Inconsistent Arrangements; Specific Performance.

(a) No Party shall enter into any agreements or arrangements of any kind with any Person with respect to any Subject Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with Persons that are Parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any Subject Securities in a manner inconsistent with this Agreement.

(b) Each Party acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms and that a remedy at law for any breach or attempted breach of this Agreement will be inadequate. It is accordingly agreed that the Parties shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and to enforce specifically the terms and provisions hereof, and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including securing or posting any bond in order to obtain equitable relief). Each Party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 15. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 16. Further Assurances. Each Party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other Party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 17. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Parties hereto and no past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any Party hereto shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature Pages Follow]

The Parties have signed this agreement as of the date first written above.

ALTUS MIDSTREAM COMPANY

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Chief Financial Officer and Treasurer

ALTUS MIDSTREAM LP

By:	Altus Midstream GP LLC
Its:	General Partner

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Chief Financial Officer and Treasurer

APA CORPORATION

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer

APACHE MIDSTREAM LLC

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer

BUZZARD MIDSTREAM LLC

By:	/s/ Thomas Lefebvre
Name:	Thomas Lefebvre
Title:	Authorized Signatory

BCP RAPTOR AGGREGATOR, LP

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

SIGNATURE PAGE TO DIVIDEND AND DISTRIBUTION REINVESTMENT AGREEMENT

BX PERMIAN PIPELINE AGGREGATOR LP

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

NEW BCP RAPTOR HOLDCO, LLC

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	Chief Executive Officer, President and Chief Financial Officer

/s/ Jamie Welch
JAMIE WELCH

/s/ Chris Evans
CHRIS EVANS

/s/ Tyler Milam
TYLER MILAM

/s/ Misty Williams
MISTY WILLIAMS

SIGNATURE PAGE TO DIVIDEND AND DISTRIBUTION REINVESTMENT AGREEMENT

Exhibit A

FORM OF JOINDER AGREEMENT

[DATE]

The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Dividend and Distribution Reinvestment Agreement, dated as of February 22, 2022, by and among Altus Midstream Company, a Delaware corporation, Altus Midstream LP, a Delaware limited partnership, APA Corporation, a Delaware corporation, Apache Midstream LLC, a Delaware limited liability company, Buzzard Midstream LLC, a Delaware limited liability company and controlled affiliate of ISQ Global Infrastructure Fund II L.P., BCP Raptor Aggregator, LP, a Delaware limited partnership and controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P., BX Permian Pipeline Aggregator LP, a Delaware limited partnership and controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P., New BCP Raptor Holdco, LLC, a Delaware limited liability company, and certain other individuals that are signatories thereto (the “Reinvestment Agreement”), and to join in the Reinvestment Agreement as a Party with the same force and effect as if the undersigned were originally a party thereto.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

Name:

Notice Information:

EXHIBIT A TO DIVIDEND AND DISTRIBUTION REINVESTMENT AGREEMENT